EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Ctrip.com International, Ltd. of our report dated April 23, 2018 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in Ctrip.com International, Ltd.’s Annual Report on Form 20-F for the year ended December 31, 2017.

/s/ PricewaterhouseCoopers Zhong Tian LLP
PricewaterhouseCoopers Zhong Tian LLP
Shanghai, People’s Republic of China
March 15, 2019